EXHIBIT 21

                             ASA INTERNATIONAL LTD.
                         SUBSIDIARIES OF THE REGISTRANT



                ASA Properties, Inc. a Massachusetts Corporation
            ASA International Ventures, Inc., a Delaware Corporation
           10 Speen Street, LLC, a Delaware limited liability company
             Lantium LLC, a Massachusetts limited liability company
                  ASA Tire Systems Inc., a Delaware Corporation
                 ASA Legal Systems Inc., a Delaware Corporation
                 Khameleon Software Inc., a Delaware Corporation

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